Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 15, 2021, with respect to the consolidated financial statements of Babylon Holdings Limited, incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom
December 20, 2021